UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2011 (September 15, 2011)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2011, Cyberonics, Inc. (the “Company”) purchased the real property and improvements thereon comprising the Cyberonics Building, located at 100 Cyberonics Boulevard, Houston, Texas, from the following tenants-in-common:  NNN 100 Cyberonics Drive, LLC; NNN 100 Cyberonics Drive 1, LLC; NNN 100 Cyberonics Drive 2, LLC; NNN 100 Cyberonics Drive 3, LLC; NNN 100 Cyberonics Drive 4, LLC; NNN 100 Cyberonics Drive 5, LLC; NNN 100 Cyberonics Drive 6, LLC; NNN 100 Cyberonics Drive 7, LLC; NNN 100 Cyberonics Drive 8, LLC; NNN 100 Cyberonics Drive 9, LLC; NNN 100 Cyberonics Drive 10, LLC; NNN 100 Cyberonics Drive 11, LLC; NNN 100 Cyberonics Drive 12, LLC; NNN 100 Cyberonics Drive 13, LLC; and NNN 100 Cyberonics Drive 14, LLC.  The purchase was completed pursuant to the terms of a Purchase and Sale Agreement dated September 6, 2011, as amended on September 14, 2011 (together, the “Agreement”), for a purchase price of $12.0 million, subject to a holdback of $350,000 for certain capital improvements.  The Agreement provided that the Company’s obligation to purchase was subject to customary inspections and other due diligence.  The acquired property is the location of the Company’s headquarters, and the Company occupies 79% of the 144,325-square-foot building on the property. The remainder of the office space in the building is vacant or occupied by unrelated third-party tenants.

The foregoing description of the Agreement is a summary, is not complete, and is qualified in its entirety by reference to the actual Purchase and Sale Agreement, the form of which is attached hereto as Exhibit 10.1, and the actual First Amendment to Purchase and Sale Agreement, the form of which is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

Item 2.01 Acquisition or Disposition of Assets

The disclosure under Item 1.01 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
September 20, 2011